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                                                      EXHIBIT 23.1


 INDEPENDENT AUDITORS' CONSENT

 We consent to incorporation by reference in Registration Statement
 No. 333-08767 on Form S-8 and in Form 8-K Current Report of MFRI, Inc. dated December 30, 1996 of our report dated May 28, 1996 relating to the financial statements of Midwesco, Inc. and subsidiaries contained in the Proxy Statement of MFRI, Inc. dated November 12, 1996 relating to its Special Meeting of Shareholders held on December 16, 1996.


 /s/ Deloitte & Touche LLP


 Chicago, Illinois
 January 10, 1997